Exhibit 15

May 8, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:  Ford Motor Company Registration Statement Nos. 33-39402, 33-54348, 33-55847, 33-62227, 333-02735, 333-20725, 333-31466, 333-46295, 333-47733, 333-56660, 333-57596, 333-58697, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, and 333-157584 on Form S-8 and Nos. 333-75214, 333-139149, and 333-151355 on Form S-3.

Commissioners:

We are aware that our report dated May 8, 2009 on our review of interim financial information of Ford Motor Company (the "Company") for the three-month periods ended March 31, 2009 and 2008 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan